EXHIBIT 32.2
June 18, 2009
Securities and Exchange Commission
100 F Street, NE
Washington, DC 20549
CERTIFICATION OF CHIEF FINANCIAL OFFICER PURSUANT TO SECTION 906 OF
THE SARBANES-OXLEY ACT OF 2002, PURSUANT TO SECTION 1350 OF CHAPTER 63
OF TITLE 18 OF THE UNITED STATES CODE
          The certification set forth below is being submitted in connection with GHL Acquisition Corp.’s Annual Report on Form 10-K for the year ended December 31, 2008, as amended by Amendment No. 1 on Form 10-K/A for the purpose of complying with Rule 13a-14(b) or Rule 15d-14(b) of the Securities Exchange Act of 1934 (the “Exchange Act”) and Section 1350 of Chapter 63 of Title 18 of the United States Code.
          I, Harold J. Rodriguez, Jr., Chief Financial Officer of GHL Acquisition Corp. (the “Company”), certify that, to the best of my knowledge:
(1)	the amended annual report of the Company on Form 10-K for the annual period ending December 31, 2008 (the “Report”) fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of the dates and for the periods presented in the Report.
/s/ Harold J. Rodriguez, Jr.
Harold J. Rodriguez, Jr.
Chief Financial Officer
          A signed original of this written statement required by Section 906 has been provided to GHL Acquisition Corp. and will be retained by GHL Acquisition Corp. and furnished to the Securities and Exchange Commission or its staff upon request.